EXHIBIT 99.1

Contact:
Jeff Misakian, Valeant Pharmaceuticals
714-545-0100 ext. 3309

VALEANT PHARMACEUTICALS REPORTS THIRD QUARTER 2004 RESULTS

— Product Sales Advance 15 Percent –

     COSTA MESA, Calif., November 4, 2004 – Valeant Pharmaceuticals International (NYSE: VRX) today announced third quarter 2004 revenues of $166.4 million, compared with $167.5 million in the same period last year. Specialty pharmaceutical product sales increased 15 percent to $151.1 million in the 2004 third quarter, compared with $131.3 million reported in the same period last year. Ribavirin royalties declined 58 percent to $15.3 million in the third quarter of 2004, compared to the $36.2 million reported in the same period last year, reflecting a continued decrease in sales of licensed ribavirin in the U.S. due to generic competition.

     The company reported a net loss for the 2004 third quarter of $15.9 million, or $0.19 per diluted share, compared with $82.4 million, or $0.99 per diluted share, in the same period last year. The loss from continuing operations in the 2004 third quarter was $8.5 million, or $0.10 per diluted share, compared to $98.5 million, or $1.18 per diluted share in the 2003 third quarter. Excluding non-GAAP adjustments, Valeant reported income from continuing operations for the 2004 third quarter of $2.4 million, or $0.03 per diluted share, compared to $19.1 million, or $0.23 per diluted share, recorded in the same period a year ago.

     The non-GAAP adjustments are discussed in detail below. A reconciliation of GAAP to non-GAAP results is also provided in Tables 2-4.

     The results for the 2004 third quarter, compared to the same period last year, primarily reflect the decrease in royalty revenue and an increase in research and development expenses, partially offset by higher product sales and lower general and administrative expenses.

     “We continue to be pleased with the strong performance of our specialty pharmaceuticals business,” said Robert W. O’Leary, Valeant’s chairman and chief executive officer. “Our regions all experienced double-digit sales growth and we continue to see improvement in our operating metrics. The specialty pharmaceuticals business has become a greater portion of our overall success, increasingly overshadowing declines in ribavirin royalties and should increase market confidence in our ability to achieve our targets. We expect to see these trends continue for the remainder of 2004 and into 2005.”

     Non-GAAP adjustments in the 2004 third quarter primarily included a $14.0 million loss on extinguishment of debt resulting from the company’s previously announced repurchase of its 6 1/2 percent convertible subordinated notes and a $3.2 million expense from the settlement of the bondholder class action lawsuit. The non-GAAP adjustment in the 2003 third quarter was due to the write-off of $117.6 million of the purchase price attributable to in-process research and development related to the Ribapharm acquisition last year.

     The increase in product sales was led by the company’s global brands, which grew 28 percent, as well as increased sales of other key products across all regions in the 2004 third quarter over the same period last year. Global brands represented 25 percent of total sales in the 2004 third quarter, compared to 22 percent in the same period last year. Sales from acquisitions, including Tasmar and Amarin products, totaled $4.5 million in the 2004 third quarter. The company also benefited from positive foreign currency translation gains of $3.8 million in the quarter.

     North America recorded the strongest regional growth with a 25 percent increase in third quarter 2004 sales to $36.6 million, compared with $29.4 million in the same quarter last year. The improvement in North America was primarily driven by increased sales of Kinerase®, and Efudex®, along with sales from Tasmar® and other recently acquired products.

     European product sales were $61.5 million in the 2004 third quarter versus $54.5 million in the same period last year, an increase of 13 percent in spite of government imposed price controls and forced reductions in key markets and lower seasonal trends. Europe benefited from increased sales of Mestinon® and Dermatix® and from foreign currency translation gains of $5.1 million in the third quarter. Valeant recently acquired the rights to Tasmar in the European Union and expects to launch this product throughout Europe by the end of the year.

     Sales in Latin America increased 11 percent to $38.5 million in the third quarter of 2004, compared with $34.7 million in the same period last year, primarily due to increased sales of Bedoyecta. Valeant completed the realignment of its sales force in Latin America, which resulted in the elimination of 125 contract sales positions in the third quarter. Sales in the AAA region increased 15 percent in the 2004 third quarter to $14.5 million, compared to the $12.6 million recorded in the same period last year, primarily due to sales of Reptilase and Tasmar.

     The company’s gross margin was 67 percent in the 2004 third quarter, compared to 68 percent in the same period last year. The gross margin reflects several factors, including costs associated with the implementation of the manufacturing and supply chain cost improvement program, partially offset by the increase in sales from North America, a focus on higher margin products and ongoing cost control within the company’s global manufacturing and supply chain operations. The company currently expects to operate within a gross margin range of between 66 and 68 percent for the 2004 year, compared to actual performance of 64 percent in 2003.

     Selling expenses increased 15 percent in the 2004 third quarter to $45.0 million, compared to $39.2 million in the same period last year. The increase primarily reflects the launch of line extensions and new products, including the launch of Tasmar in the U.S. Selling expenses were 30 percent of sales in the 2004 third quarter, flat with the same period last year.

     General and administrative (G&A) expenses were $25.0 million in the 2004 third quarter. Excluding the bondholder settlement, G&A expenses were $21.8 million, a 22 percent decline from the $27.8 million recorded in the same period last year. Adjusted for the bondholder settlement, G&A expenses as a percent of sales were 14 percent in the 2004 third quarter, compared to 21 percent in the same period last year. As a result of its continued success in reducing operating costs, the company is lowering its G&A target for 2004 to between 16 and 17 percent of sales.

     The substantial increase in research and development costs in the 2004 third quarter compared to last year continues to reflect the acceleration of clinical trials for Viramidine™ and remofovir, as well as the

2

completion of two safety studies for Zelapar. The company expects to submit the data from these Zelapar studies in response to the FDA’s approvable letter by the end of the year.

     Amortization expense in the 2004 third quarter was $14.1 million, an increase of 42 percent over the same period last year, reflecting the company’s purchase last year of the minority interest in Ribapharm and the more recent purchases of Amarin and Tasmar.

     Cash and marketable securities at September 30, 2004 totaled $471.9 million, compared with $874.0 million at year-end 2003. The decrease in cash was primarily due to the planned repurchase of 6 1/2 percent convertible notes and to acquisitions during the year. As a result of the convertible notes repurchase, long-term debt decreased to $792.7 million at September 30, 2004, from $1.1 billion at December 31, 2003. EBITDA, excluding non-GAAP adjustments, declined to $97.0 million in the first nine months of 2004, compared to $163.7 million in the same period last year, primarily due to the significant decline in royalty revenue and increase in research and development expenditures.

About Valeant

     Valeant Pharmaceuticals International (NYSE: VRX) is a global, publicly traded, research-based specialty pharmaceutical company that discovers, develops, manufactures and markets a broad range of pharmaceutical products. More information about Valeant can be found at www.valeant.com.

FORWARD-LOOKING STATEMENTS

     This press release contains forward-looking statements that involve risk and uncertainty, including, but not limited to, projections of future sales, royalty income, operating income, returns on invested assets, clinical development, regulatory approval processes, competition from generic products, marketplace acceptance of the company’s products, success of the company’s strategic repositioning initiatives and the ability of management to execute them, cost-cutting measures, success of the company’s strategic plan and the ability to achieve financial targets and cost reduction goals, and other risks detailed from time to time in Valeant’s SEC filings. These statements are based on management’s current expectations and involve risks and uncertainties which include, Valeant’s ability to retain key employees, reduce costs, general economic factors and business and capital market conditions, general industry trends and changes in tax law requirements and government regulation. Valeant wishes to caution the reader that these factors, as well as other factors described in Valeant’s SEC filings, are among the factors that could cause actual results to differ materially from the expectations described in the forward looking statements.

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Financial Tables Follow

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Valeant Pharmaceuticals International	Table I
Consolidated Condensed Statement of Income
for the three and nine months ended September 30, 2004 and 2003

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
In thousands, except per share data	2004	2003	% Change	2004	2003	% Change
Product sales	$151,099	$131,290	15%	$431,058	$372,956	16%
Royalties	15,333	36,217	-58%	63,444	136,755	-54%

Total revenues	166,432	167,507	-1%	494,502	509,711	-3%
Cost of goods sold	49,264	41,637	18%	141,914	130,197	9%
Selling expenses	45,046	39,179	15%	146,363	119,847	22%
General and administrative expenses	24,962	27,834	-10%	73,686	84,760	-13%
Research and development costs	25,045	10,752	133%	64,429	29,701	117%
Acquired in-process research and development (1)	—	117,609	-100%	11,770	117,609	-90%
Restructuring charges (2)	(69)	—	—	20,116	—	—
Amortization expense	14,094	9,921	42%	41,514	25,805	—

	158,342	246,932	-36%	499,792	507,919	61%

Income (loss) from operations	8,090	(79,425)	—	(5,290)	1,792	-2%

Interest, net	(7,748)	(6,918)		(30,821)	(20,826)
Other (expense), net including translation and exchange	(515)	2,208		(2,193)	496
Loss on early extinguishment of debt	(13,994)	—		(19,892)	—

(Loss) from continuing operations before provision for income taxes and minority interest	(14,167)	(84,135)		(58,196)	(18,538)
Provision (benefit) for income taxes	(5,550)	12,720		(11,831)	37,647
Minority interest	(81)	1,656		8	11,667

Loss from continuing operations	(8,536)	(98,511)		(46,373)	(67,852)
Income (loss) from discontinued operations, net	(7,365)	16,110		(24,392)	13,992

Net loss	$(15,901)	$(82,401)		$(70,765)	$(53,860)

Basic earnings per common share
Loss from continuing operations	$(0.10)	$(1.18)		$(0.55)	$(0.81)
Discontinued operations, net	(0.09)	0.19		(0.29)	0.17

Net loss	$(0.19)	$(0.99)		$(0.84)	$(0.64)

Shares used in per share computation	84,055	83,067		83,795	83,759

Diluted earnings per common share
Loss from continuing operations	$(0.10)	$(1.18)		$(0.55)	$(0.81)
Discontinued operations, net	(0.09)	0.19		(0.29)	0.17

Net loss	$(0.19)	$(0.99)		$(0.84)	$(0.64)

Shares used in per share computation	84,055	83,067		83,795	83,759

(1)	Expense associated with the write-off of acquired in-process research and development (“IPR&D”) related to the Amarin acquistion in 2004 and the Ribapharm tender offer in 2003.

(2)	Restructuring charges are primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges.

Valeant Pharmaceuticals International	Table 2
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	September 30, 2004
		Non-GAAP
In thousands, except per share data	GAAP	Adjustments		Adjusted
Product sales	$151,099	$—		$151,099
Royalties	15,333	—		15,333

Total revenues	166,432	—		166,432
Cost of goods sold	49,264	—		49,264
Selling expenses	45,046	(210	)(a)	44,836
General and administrative expenses	24,962	(3,190	)(a)(b)	21,772
Research and development costs	25,045	—		25,045
Restructuring charges	(69)	69	(c)	—
Amortization expense	14,094	—		14,094

	158,342	(3,331)		155,011

Income from operations	8,090	3,331		11,421
Interest, net	(7,748)	—		(7,748)
Other (expense), net including translation and exchange	(14,509)	13,994	(d)	(515)

Income (loss) from continuing operations before provision for income taxes and minority interest	(14,167)	17,325		3,158
Provision for income taxes	(5,550)	6,370	(e)	820
Minority interest	(81)	—		(81)

Income (loss) from continuing operations	(8,536)	10,955		2,419
Loss from discontinued operations, net	(7,365)	—		(7,365)

Net loss	$(15,901)	$10,955		$(4,946)

Basic earnings per common share
Income (loss) from continuing operations	$(0.10)			$0.03
Discontinued operations, net	(0.09)			(0.09)

Net loss	$(0.19)			$(0.06)

Shares used in per share computation	84,055			84,055

Diluted earnings per common share
Income (loss) from continuing operations	$(0.10)			$0.03
Discontinued operations, net	(0.09)			(0.09)

Net loss	$(0.19)			$(0.06)

Shares used in per share computation	84,055			86,543

(a)	Sales force reduction costs.

(b)	Legal expenses related to the settlement of a bondholder class action lawsuit.

(c)	Restructuring charges are primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges.

(d)	Loss on early extinguishment of debt.

(e)	Tax effect for non-GAAP adjustments.

We use certain non-GAAP financial measures, including adjusted net income (loss) from continuing operations and adjusted EPS, which exclude IPR&D, sales force reduction costs, restructuring costs, settlement on tax dispute and early extinguishment of debt. Our chief decision maker excludes these items in assessing financial performance, primarily due to their non-operational nature or because they are outside of our normal operations. The non-GAAP financial measures should not be considered as an alternative to, or more meaningful than the GAAP financial measures.

Valeant Pharmaceuticals International	Table 2.1
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	September 30, 2003
		Non-GAAP
In thousands, except per share data	GAAP	Adjustments		Adjusted
Product sales	$131,290	$—		$131,290
Royalties	36,217	—		36,217

Total revenues	167,507	—		167,507
Cost of goods sold	41,637	—		41,637
Selling expenses	39,179	—		39,179
General and administrative expenses	27,834	—		27,834
Research and development costs	10,752	—		10,752
Acquired in-process research and development	117,609	(117,609	) (a)	—
Amortization expense	9,921	—		9,921

	246,932	(117,609)		129,323

Income (loss) from operations	(79,425)	117,609		38,184
Interest, net	(6,918)	—		(6,918)
Other (expense), net including translation and exchange	2,208	—		2,208

Income (loss) from continuing operations before provision for income taxes and minority interest	(84,135)	117,609		33,474
Provision for income taxes	12,720	—		12,720
Minority interest	1,656	—		1,656

Income (loss) from continuing operations	(98,511)	117,609		19,098
Income from discontinued operations, net	16,110	—		16,110

Net income (loss)	$(82,401)	$117,609		$35,208

Basic earnings per common share
Income (loss) from continuing operations	$(1.18)			$0.23
Discontinued operations, net	0.19			0.19

Net income (loss)	$(0.99)			$0.42

Shares used in per share computation	83,067			83,067

Diluted earnings per common share
Income (loss) from continuing operations	$(1.18)			$0.23
Discontinued operations, net	0.19			0.19

Net income (loss)	$(0.99)			$0.42

Shares used in per share computation	83,067			84,664

(a)	Expense associated with the write-off of acquired in-process research and development (“IPR&D”) related to the Ribapharm tender offer.

See non-GAAP financial measure disclosure on previous pages.

Valeant Pharmaceuticals International	Table 3
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Nine Months Ended
	September 30, 2004
		Non-GAAP
In thousands, except per share data	GAAP	Adjustments		Adjusted
Product sales	$431,058	$—		$431,058
Royalties	63,444	—		63,444

Total revenues	494,502	—		494,502
Cost of goods sold	141,914	—		141,914
Selling expenses	146,363	(3,561	) (a)	142,802
General and administrative expenses	73,686	(4,349	) (a)(b)	69,337
Research and development costs	64,429	—		64,429
Acquired in-process research and development	11,770	(11,770	) (c)	—
Restructuring charges	20,116	(20,116	) (d)	—
Amortization expense	41,514	—		41,514

	499,792	(39,796)		459,996

Income (loss) from operations	(5,290)	39,796		34,506
Interest, net	(30,821)	—		(30,821)
Other (expense), net including translation and exchange	(22,085)	19,892	(e)	(2,193)

Income (loss) from continuing operations before provision for income taxes and minority interest	(58,196)	59,688		1,492
Provision (benefit) for income taxes	(11,831)	12,218	(f)	387
Minority interest	8	—		8

Income (loss) from continuing operations	(46,373)	47,470		1,097
Loss from discontinued operations, net	(24,392)	10,080	(g)	(14,312)

Net loss	$(70,765)	$57,550		$(13,215)

Basic earnings per common share
Income (loss) from continuing operations	$(0.55)			$0.01
Discontinued operations, net	(0.29)			(0.17)

Net loss	$(0.84)			$(0.16)

Shares used in per share computation	83,795			83,795

Diluted earnings per common share
Income (loss) from continuing operations	$(0.55)			$0.01
Discontinued operations, net	(0.29)			(0.17)

Net loss	$(0.84)			$(0.15)

Shares used in per share computation	83,795			86,543

(a)	Sales force reduction costs.

(b)	Legal expenses related to the settlement of the bondholder class action lawsuit.

(c)	In-process research and development charge related to the acquisition of Amarin.

(d)	Restructuring charges are primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges.

(e)	Loss on early extinguishment of debt.

(f)	Tax effect for non-GAAP adjustments.

(g)	Environmental reserve, net of tax.

     See non-GAAP financial measure disclosure on previous pages.

Valeant Pharmaceuticals International	Table 3.1
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Nine Months Ended
	September 30, 2003
		Non-GAAP
In thousands, except per share data	GAAP	Adjustments		Adjusted
Product sales	$372,956	$—		$372,956
Royalties	136,755	—		136,755

Total revenues	509,711	—		509,711
Cost of goods sold	130,197	—		130,197
Selling expenses	119,847	—		119,847
General and administrative expenses	84,760	—		84,760
Research and development costs	29,701	—		29,701
Acquired in-process research and development	117,609	(117,609	) (a)	—
Amortization expense	25,805	—		25,805

	507,919	(117,609)		390,310

Income from operations	1,792	117,609		119,401
Interest, net	(20,826)	—		(20,826)
Other (expense), net including translation and exchange	496	—		496

Income (loss) from continuing operations before provision for income taxes and minority interest	(18,538)	117,609		99,071
Provision for income taxes	37,647	—		37,647
Minority interest	11,667	—		11,667

Income (loss) from continuing operations	(67,852)	117,609		49,757
Income from discontinued operations, net	13,992	—		13,992

Net income (loss)	$(53,860)	$117,609		$63,749

Basic earnings per common share
Income (loss) from continuing operations	$(0.81)			$0.59
Discontinued operations, net	0.17			0.17

Net income (loss)	$(0.64)			$0.76

Shares used in per share computation	83,759			83,759

Diluted earnings per common share
Income (loss) from continuing operations	$(0.81)			$0.59
Discontinued operations, net	0.17			0.17

Net income (loss)	$(0.64)			$0.75

Shares used in per share computation	83,759			84,442

(a)	Expense associated with the write-off of acquired in-process research and development (“IPR&D”) related to the Ribapharm tender offer.

See non-GAAP financial measure disclosure on previous pages.

Valeant Pharmaceuticals International	Table 4
Non-GAAP reconciliation of diluted earnings per share
for the three and nine months ended September 30, 2004 and 2003

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share data	2004	2003	2004	2003
Loss from continuing operations	$(8,536)	$(98,511)	$(46,373)	$(67,852)
Non-GAAP pre-tax adjustments:
IPR&D	—	117,609	11,770	117,609
Sales force reduction costs (1)	175	—	4,685	—
Restructuring charges	(69)	—	20,116	—
Loss on early extinguishment of debt	13,994	—	19,892	—
Settlement of class action lawsuit	3,225	—	3,225	—
Tax effect on the above charges and tax settlements (2)	(6,370)	—	(12,218)	—

Adjusted income from continuing operations before the above charges	$2,419	$19,098	$1,097	$49,757

Adjusted diluted EPS from continuing operations	$0.03	$0.23	$0.01	$0.59

Shares used in per share calculation	86,543	84,664	86,543	84,442

(1)	Relates to sales force reduction in Spain.

(2)	For the nine months ended September 30, 2004, we have recorded minimum tax benefits on the restructuring charges and sales force reduction costs, which reflects the uncertainty of the realization of these tax benefits in some of the markets that these costs were incurred. Additionally, this amount includes resolution of a tax dispute with the Puerto Rico tax authority on our 1998-1999 tax returns.

Reconciliation of consolidated operating income to non-GAAP
earnings before interest, taxes, depreciation and amortization
(“EBITDA”)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2004	2003	% Change	2004	2003	% Change
Consolidated operating income (loss) (GAAP)	$8,090	$(79,425)	—	$(5,290)	$1,792	—
Depreciation and amortization	20,652	16,240	27%	62,521	44,261	41%

EBITDA (non-GAAP) (1)	28,742	(63,185)	—	57,231	46,053	24%
Non-GAAP adjustments (2)	3,331	117,609		39,796	117,609

EBITDA (non-GAAP)	$32,073	$54,424	-41%	$97,027	$163,662	-41%

(1)	The company believes that EBITDA is a meaningful non-GAAP financial measure as an earnings derived indicator that approximates cashflow. EBITDA as defined and presented by the Company may not be comparable to similar measures reported by other companies.

(2)	Non-GAAP adjustments include IPR&D, restructuring charges, sales force reduction costs and an accrual for a class action suit. We exclude these costs due to their non-operational nature or because they are outside of our normal operations.

See non-GAAP financial measure disclosure on previous page.

Valeant Pharmaceuticals International	Table 5
Supplemental Sales Information
For the three and nine months ended September 30, 2004 and 2003
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		% Increase/	September 30,		% Increase/
	2004	2003	(Decrease)	2004	2003	(Decrease)
Dermatology
Efudix/Efudex®(G)(T)	$15,442	$9,953	55%	$34,216	$17,906	91%
Kinerase®(G)(T)	3,596	3,172	13%	11,549	8,908	30%
Oxsoralen-Ultra®(G)(T)	1,530	3,102	(51%)	7,970	6,063	31%
Dermatix®(G)	1,794	523	243%	5,098	1,299	292%
Infectious Disease
Virazole®(G)(T)	1,906	2,782	(31%)	10,220	14,260	(28%)
Neurology
Tasmar®(G)	2,121	—	—	2,705	—	—
Mestinon®(G)(T)	10,771	9,518	13%	29,589	28,236	5%
Dalmane®/Dalmadorm(T)	3,155	2,476	27%	8,870	7,225	23%
Primary Care
Bedoyecta®(T)	7,652	6,660	15%	17,415	19,328	(10%)
Calcitonin(T)	1,509	3,025	(50%)	8,122	9,486	(14%)
Librax®(T)	2,811	2,604	8%	11,314	7,320	55%
Nyal®(T)	2,892	2,733	6%	9,406	6,964	35%
Other Pharmaceutical Products	95,920	84,742	13%	274,584	245,961	12%

Total Product Sales	$151,099	$131,290	15%	$431,058	$372,956	16%

Total Top Ten Product Sales(T)	$51,264	$46,025	11%	$148,671	$125,696	18%

Total Global Product Sales(G)	$37,160	$29,050	28%	$101,347	$76,672	32%

Valeant Pharmaceuticals International	Table 6
Consolidated Condensed Statement of Revenue and Operating Income — Regional
for the three and nine months ended September 30, 2004 and 2003
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Revenues	2004	2003	% Change	2004	2003	% Change
North America	$36,613	$29,403	25%	$99,500	$70,837	40%
Latin America	38,514	34,746	11%	104,158	94,802	10%
Europe	61,472	54,512	13%	184,671	169,396	9%
AAA	14,500	12,629	15%	42,729	37,921	13%

Total pharmaceuticals	151,099	131,290	15%	431,058	372,956	16%
Royalty revenues	15,333	36,217	-58%	63,444	136,755	-54%

Consolidated revenues	$166,432	$167,507	-1%	$494,502	$509,711	-3%

Cost of goods sold	$49,264	$41,637	18%	$141,914	$130,197	9%

Gross profit margin on product sales	67%	68%		67%	65%

Operating Income (Loss)
North America	$12,060	$12,622	-4%	$29,847	$18,397	62%
Latin America	10,532	11,366	-7%	29,236	29,196	0%
Europe	14,245	7,173	99%	25,772	22,066	17%
AAA	1,278	1,540	-17%	2,774	2,764	0%

	38,115	32,701	17%	87,629	72,423	21%
Restructuring charges	69	—		(20,116)	—

Total pharmaceuticals	38,184	32,701	17%	67,513	72,423	-7%
R&D	(15,686)	16,330	—	(21,973)	87,139	—
In Process R&D	—	(117,609)	—	(11,770)	(117,609)	—

Consolidated segment operating income	22,498	(68,578)	—	33,770	41,953	-20%
Corporate expenses	(14,408)	(10,847)	33%	(39,060)	(40,161)	-3%

Total consolidated operating income (loss)	$8,090	$(79,425)		$(5,290)	$1,792

	Three Months Ended				Nine Months Ended
Gross Profit	Sept. 30, 2004%		Sept. 30, 2003%		Sept. 30, 2004%		Sept. 30, 2003%
North America	$29,528	81%	$24,839	84%	$82,351	83%	55,952	79%
Latin America	25,757	67%	25,079	72%	73,985	71%	68,457	72%
Europe	38,488	63%	32,135	59%	111,690	60%	98,316	58%
AAA	8,062	56%	7,600	60%	21,118	49%	20,034	53%

Total pharmaceuticals	$101,835	67%	$89,653	68%	$289,144	67%	$242,759	65%

Valeant Pharmaceuticals International	Table 7
Consolidated Balance Sheet Data
as of September 30, 2004 and December 31, 2003
(in thousands)

	September 30,	December 31,
	2004	2003
Cash and marketable securities	$471,910	$873,981
Accounts receivable, net	145,327	162,402
Inventory, net	102,075	91,906
Current assets	733,402	1,142,152
Current liabilities	164,501	161,751
Long-term debt (1)	792,692	1,119,802
Total equity	527,513	605,361

(1)	On July 21, 2004 we redeemed all of our outstanding 6 1/2 % convertible notes due 2008.

Valeant Pharmaceuticals International	Table 8
Supplemental Non-GAAP Information on Currency Effect
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Consolidated
Product sales	$151,099	$131,290	$431,058	$372,956
Currency effect	(3,800)		(11,555)
Product sales, excluding currency impact	$147,299		$419,503
Operating income (loss)	$8,090	$(79,425)	$(5,290)	$1,792
Currency effect	(1,105)		1,486
Operating income, excluding currency impact	$6,985		$(3,804)
Geographic Product Sales
North America pharmaceuticals	$36,613	$29,403	$99,500	$70,837
Currency effect	(407)		(1,371)
North America pharmaceuticals, excluding currency impact	$36,206		$98,129
Latin America pharmaceuticals	$38,514	$34,746	$104,158	$94,802
Currency effect	2,301		4,226
Latin America pharmaceuticals, excluding currency impact	$40,815		$108,384
Europe pharmaceuticals	$61,472	$54,512	$184,671	$169,396
Currency effect	(5,079)		(12,399)
Europe pharmaceuticals, excluding currency impact	$56,393		$172,272
AAA pharmaceuticals	$14,500	$12,629	$42,729	$37,921
Currency effect	(615)		(2,011)
AAA pharmaceuticals, excluding currency impact	$13,885		$40,718

Note: Currency effect is determined by comparing adjusted 2004 reported amounts, calculated using 2003 monthly average exchange rates, to the actual 2003 reported amounts. Constant currency sales is not a GAAP defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.